Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Percentage of Ownership
Nova Ortho and Spine, LLC	Florida	100%
Edge View Properties, Inc.	Idaho	100%